Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2020

DALLAS — (BUSINESS WIRE) October 22, 2020 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2020. Hilltop produced income from continuing operations to common stockholders of $152.5 million, or $1.69 per diluted share, for the third quarter of 2020, compared to $74.2 million, or $0.81 per diluted share, for the third quarter of 2019. Hilltop’s financial results from continuing operations for the third quarter of 2020 reflect a significant increase in mortgage origination segment net gains from sale of loans and other mortgage production income. Including income from discontinued operations related to the insurance segment, income applicable to common stockholders was $153.3 million, or $1.70 per diluted share, for the third quarter of 2020, compared to $79.4 million, or $0.86 per diluted share, for the third quarter of 2019.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per common share, payable on November 30, 2020, to all common stockholders of record as of the close of business on November 16, 2020.

The COVID-19 pandemic has negatively impacted financial markets and overall economic conditions, and is expected to continue to have implications on our business and operations. The extent of the impact of COVID-19 on our operational and financial performance for the remainder of 2020 is dependent on certain developments, including, among others, the broader adverse implications of COVID-19 on our customers and clients, potential further disruption and deterioration in the financial services industry, including the mortgage servicing and commercial paper markets, and additional, or extended, federal, state and local government orders and regulations that might be imposed in response to the pandemic, all of which are uncertain.

Jeremy Ford, President and CEO of Hilltop, said, “Our results this quarter highlight the strength of our diversified operating model and the commitment of our team. I could not be more pleased with the performance of our businesses and our team for working tirelessly to serve customers in a safe and highly effective manner. Our focus on execution and delivering exceptional customer service will continue to provide the foundation for prudent growth in the future.

Hilltop’s results this quarter reflect record performance from our mortgage origination franchise, enhanced performance in our securities businesses and stable credit performance at the bank. The mortgage business generated $6.5 billion of mortgage originations and $146 million of pre-tax income, as PrimeLending leveraged recent investments in technology and superior teamwork. HilltopSecurities generated $149 million of net revenue and a 24% pre-tax margin from improved results in its fixed income capital markets, structured finance and public banking business lines. PlainsCapital Bank generated $50 million of pre-tax income, representing a return to profitability as credit trends remained stable after the significant build in the allowance for credit losses during the second quarter. During the third quarter, the bank continued to support our customers facing adversity in the pandemic, resulting in approximately $291 million of active loan payment deferrals.”

Third Quarter 2020 Highlights for Hilltop:

●	For the third quarter of 2020, net gains from sale of loans and other mortgage production income within our mortgage origination segment was $307.9 million, compared to $157.1 million in the third quarter of 2019, a 96.0% increase;
o	Mortgage loan origination production volume was $6.5 billion during the third quarter of 2020, compared to $4.8 billion in the third quarter of 2019.
●	The provision for (reversal of) credit losses was $(0.6) million during the third quarter of 2020, compared to $66.0 million in the second quarter of 2020;
o	The significant provision for credit losses during the second quarter of 2020 was primarily associated with the increase in the expected lifetime credit losses under CECL on collectively evaluated loans within the portfolio attributable to the continued market disruption and related macroeconomic uncertainties caused by COVID-19 through June 2020.

o	The reversal of credit losses during the third quarter of 2020 primarily reflected changes in reserves on margin loans within the broker-dealer segment given that the changes in the provision for credit losses associated with the Bank’s loan portfolio composition and credit quality were offset by improvements in macroeconomic factor assumptions and qualitative factors from the prior quarter.
●	Hilltop’s consolidated annualized return on average assets and return on average equity for the third quarter of 2020 were 3.71% and 25.94%, respectively, compared to 2.26% and 15.55%, respectively, for the third quarter of 2019;
●	Hilltop’s book value per common share increased to $26.72 at September 30, 2020, compared to $25.08 at June 30, 2020;
●	Hilltop’s total assets were $16.9 billion at both September 30, 2020 and June 30, 2020;
●	Loans[1], net of allowance for credit losses, were $7.3 billion at both September 30, 2020 and June 30, 2020;
o	Includes supporting our impacted banking clients through funding of over 2,800 loans through the Paycheck Protection Program, or PPP, which totaled approximately $671 million at September 30, 2020.
●	Non-performing loans were $82.1 million, or 0.78% of total loans, at September 30, 2020, compared to $68.3 million, or 0.65% of total loans, at June 30, 2020;
●	During the third quarter of 2020, we further supported our impacted banking clients through the approval of COVID-19 related loan modifications, resulting in active deferrals that have not reached the end of their deferral period of approximately $291 million as of September 30, 2020;
o	As of June 30, 2020, active COVID-19 related loan modifications totaled approximately $968 million;
o	During the third quarter of 2020, COVID-19 related loan modifications of approximately $662 million have made at least one payment pursuant to agreed-upon contractual terms;
o	Extent of progression of these loans into non-performing loans during future periods is uncertain.
●	Loans held for sale decreased by 1.7% from June 30, 2020 to $2.5 billion at September 30, 2020;
●	Total deposits were $11.3 billion at September 30, 2020, compared to $11.6 billion at June 30, 2020;
●	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[2] of 13.03% and a Common Equity Tier 1 Capital Ratio of 19.85% at September 30, 2020;
o	Ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.
●	Hilltop’s consolidated net interest margin[3] decreased to 2.56% for the third quarter of 2020, compared to 2.80% in the second quarter of 2020;
●	For the third quarter of 2020, noninterest income from continuing operations was $502.7 million, compared to $306.5 million in the third quarter of 2019, a 64.0% increase;
●	For the third quarter of 2020, noninterest expense from continuing operations was $399.3 million, compared to $321.2 million in the third quarter of 2019, a 24.3% increase; and
●	Hilltop’s effective tax rate from continuing operations was 22.7% during the third quarter of 2020, compared to 21.9% during the same period in 2019.

Discontinued Operations

On June 30, 2020, Hilltop completed the sale of its insurance segment, National Lloyds Corporation, for cash proceeds of $154.1 million. Insurance segment results and its assets and liabilities have been presented as discontinued operations. Included within discontinued operations of corporate for the third quarter of 2020 is the recognition of a pre-tax post-closing adjustment gain of $0.7 million related to the finalization of the June 30, 2020 closing balance sheet, resulting in an aggregate gain on sale of NLC of $33.1 million. The resulting book gain from this sale transaction was not recognized for tax purposes pursuant to the rules under the Internal Revenue Code. Income from discontinued operations, net of income taxes, was $0.7 million, or $0.01 per diluted share, for the third quarter of 2020, compared to $5.3 million, or $0.05 per diluted share, for the third quarter of 2019.

Note: “Consolidated” refers to our consolidated financial position and consolidated results of operations, including discontinued operations and assets and liabilities classified as held for sale.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $502.1 million and $422.1 million at September 30, 2020 and June 30, 2020, respectively.

2  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

3  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2020	2020	2020	2019	2019
Cash and due from banks	$1,277,865	$1,655,492	$524,370	$433,626	$281,445
Federal funds sold	420	385	401	394	423
Assets segregated for regulatory purposes	221,621	194,626	178,805	157,436	83,878
Securities purchased under agreements to resell	90,103	161,457	23,356	59,031	49,998
Securities:
Trading, at fair value	667,751	648,037	393,581	689,576	707,268
Available for sale, at fair value, net	1,310,240	1,091,348	972,318	911,493	915,334
Held to maturity, at amortized cost, net	323,299	343,198	355,110	386,326	371,361
Equity, at fair value	117	122	107	166	164
	2,301,407	2,082,705	1,721,116	1,987,561	1,994,127
Loans held for sale	2,547,975	2,592,307	2,433,407	2,106,361	1,984,231
Loans held for investment, net of unearned income	7,945,560	7,849,904	7,345,250	7,381,400	7,321,208
Allowance for credit losses	(155,214)	(156,383)	(106,739)	(61,136)	(55,604)
Loans held for investment, net	7,790,346	7,693,521	7,238,511	7,320,264	7,265,604

Broker-dealer and clearing organization receivables	1,363,478	1,222,627	1,838,789	1,780,280	1,731,979
Premises and equipment, net	208,078	210,975	215,261	210,375	203,601
Operating lease right-of-use assets	109,354	119,954	113,395	114,320	119,035
Mortgage servicing assets	127,712	81,264	30,299	55,504	51,297
Other assets	607,932	627,982	846,316	404,754	527,125
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	21,814	23,374	25,019	26,666	28,432
Assets of discontinued operations	—	—	249,758	248,429	248,407
Total assets	$16,935,552	$16,934,116	$15,706,250	$15,172,448	$14,837,029

Deposits:
Noninterest-bearing	$3,557,603	$3,467,500	$2,865,192	$2,769,556	$2,732,325
Interest-bearing	7,704,312	8,182,098	7,082,297	6,262,658	5,998,547
Total deposits	11,261,915	11,649,598	9,947,489	9,032,214	8,730,872
Broker-dealer and clearing organization payables	1,310,835	1,158,628	1,259,181	1,605,518	1,546,163
Short-term borrowings	780,109	720,164	1,329,948	1,424,010	1,502,755
Securities sold, not yet purchased, at fair value	56,023	55,340	22,768	43,817	59,249
Notes payable	396,006	450,158	244,042	256,269	217,841
Operating lease liabilities	122,402	131,411	124,123	125,619	128,295
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	502,517	409,672	408,224	348,519	355,629
Liabilities of discontinued operations	—	—	139,730	140,674	145,786
Total liabilities	14,496,819	14,641,983	13,542,517	13,043,652	12,753,602

Common stock	902	902	901	906	906
Additional paid-in capital	1,443,588	1,439,686	1,437,301	1,445,233	1,441,604
Accumulated other comprehensive income	23,790	23,813	20,939	11,419	12,305
Retained earnings	942,461	797,331	676,946	644,860	602,835
Deferred compensation employee stock trust, net	774	778	774	776	789
Employee stock trust	(143)	(150)	(150)	(155)	(170)
Total Hilltop stockholders' equity	2,411,372	2,262,360	2,136,711	2,103,039	2,058,269
Noncontrolling interests	27,361	29,773	27,022	25,757	25,158
Total stockholders' equity	2,438,733	2,292,133	2,163,733	2,128,796	2,083,427
Total liabilities & stockholders' equity	$16,935,552	$16,934,116	$15,706,250	$15,172,448	$14,837,029

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2020	2020	2020	2019	2019
Interest income:
Loans, including fees	$104,955	$107,860	$111,168	$115,696	$119,580
Securities borrowed	10,705	12,883	13,327	16,196	21,010
Securities:
Taxable	11,035	11,698	15,695	15,174	14,885
Tax-exempt	1,687	1,539	1,610	1,572	1,576
Other	1,446	951	3,075	3,180	3,889
Total interest income	129,828	134,931	144,875	151,818	160,940

Interest expense:
Deposits	10,700	11,947	15,124	17,480	18,887
Securities loaned	8,729	10,796	11,277	13,989	17,889
Short-term borrowings	2,346	2,367	4,744	6,244	8,166
Notes payable	4,904	3,768	2,418	2,337	2,265
Junior subordinated debentures	608	705	850	909	955
Other	641	790	126	99	132
Total interest expense	27,928	30,373	34,539	41,058	48,294

Net interest income	101,900	104,558	110,336	110,760	112,646
Provision for (reversal of) credit losses	(602)	66,026	34,549	6,880	47
Net interest income after provision for (reversal of) credit losses	102,502	38,532	75,787	103,880	112,599

Noninterest income:
Net gains from sale of loans and other mortgage production income	307,896	295,317	150,486	120,573	157,050
Mortgage loan origination fees	47,681	45,341	28,554	36,939	37,782
Securities commissions and fees	32,496	34,234	40,069	33,205	34,426
Investment and securities advisory fees and commissions	36,866	29,120	23,180	32,083	28,685
Other	77,772	64,113	29,424	40,846	48,562
Total noninterest income	502,711	468,125	271,713	263,646	306,505

Noninterest expense:
Employees' compensation and benefits	294,907	276,893	196,356	212,498	232,449
Occupancy and equipment, net	26,124	26,174	19,522	30,617	27,002
Professional services	17,522	15,737	14,798	17,211	15,472
Other	60,792	51,405	51,225	47,542	46,263
Total noninterest expense	399,345	370,209	281,901	307,868	321,186

Income from continuing operations before income taxes	205,868	136,448	65,599	59,658	97,918
Income tax expense	46,820	31,808	15,148	13,579	21,472
Income from continuing operations	159,048	104,640	50,451	46,079	76,446
Income from discontinued operations, net of income taxes	736	30,775	3,151	5,623	5,261
Net income	159,784	135,415	53,602	51,702	81,707
Less: Net income attributable to noncontrolling interest	6,505	6,939	3,966	2,426	2,289
Income attributable to Hilltop	$153,279	$128,476	$49,636	$49,276	$79,418

Earnings per common share:
Basic:
Earnings from continuing operations	$1.69	$1.08	$0.51	$0.48	$0.81
Earnings from discontinued operations	0.01	0.34	0.04	0.06	0.06
	$1.70	$1.42	$0.55	$0.54	$0.87
Diluted:
Earnings from continuing operations	$1.69	$1.08	$0.51	$0.48	$0.81
Earnings from discontinued operations	0.01	0.34	0.04	0.06	0.05
	$1.70	$1.42	$0.55	$0.54	$0.86

Cash dividends declared per common share	$0.09	$0.09	$0.09	$0.08	$0.08

Weighted average shares outstanding:
Basic	90,200	90,164	90,509	90,606	91,745
Diluted	90,200	90,164	90,550	90,711	91,824

	Three Months Ended September 30, 2020
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$96,416	$8,168	$(2,349)	$—	$(4,594)	$4,259	$101,900
Provision for (reversal of) credit losses	—	(602)	—	—	—	—	(602)
Noninterest income	9,819	141,022	355,471	—	477	(4,078)	502,711
Noninterest expense	55,980	114,393	207,176	—	21,999	(203)	399,345
Income (loss) from continuing operations before taxes	50,255	35,399	145,946	—	(26,116)	384	205,868
Income from discontinued operations before taxes	—	—	—	—	736	—	736
	$50,255	$35,399	$145,946	$—	$(25,380)	$384	$206,604

	Nine Months Ended September 30, 2020
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$284,440	$31,005	$(3,647)	$—	$(9,482)	$14,478	$316,794
Provision for credit losses	99,875	98	—	—	—	—	99,973
Noninterest income	29,246	350,192	874,926	—	3,315	(15,130)	1,242,549
Noninterest expense	169,569	299,743	547,222	—	35,741	(820)	1,051,455
Income (loss) from continuing operations before taxes	44,242	81,356	324,057	—	(41,908)	168	407,915
Income from discontinued operations before taxes	—	—	—	2,103	33,077	—	35,180
	$44,242	$81,356	$324,057	$2,103	$(8,831)	$168	$443,095

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2020	2020	2020	2019	2019

Hilltop Consolidated (1):
Return on average stockholders' equity	25.94%	23.32%	9.38%	9.43%	15.55%
Return on average assets	3.71%	3.30%	1.47%	1.40%	2.26%
Net interest margin (2)	2.56%	2.80%	3.41%	3.30%	3.45%
Net interest margin (taxable equivalent) (3):
As reported	2.57%	2.81%	3.42%	3.31%	3.46%
Impact of purchase accounting	10 bps	10 bps	22 bps	19 bps	26 bps
Book value per common share ($)	26.72	25.08	23.71	23.20	22.71
Shares outstanding, end of period (000's)	90,238	90,222	90,108	90,641	90,629
Dividend payout ratio (4)	5.30%	6.32%	16.41%	14.71%	9.24%

Banking Segment:
Net interest margin (2)	3.03%	3.11%	3.81%	3.77%	3.97%
Net interest margin (taxable equivalent) (3):
As reported	3.03%	3.12%	3.82%	3.78%	3.98%
Impact of purchase accounting	13 bps	12 bps	30 bps	25 bps	35 bps
Accretion of discount on loans ($000's)	3,346	3,217	6,639	5,698	7,868
Net charge-offs (recoveries) ($000's)	567	16,382	1,508	1,348	(380)
Return on average assets	1.14%	-0.42%	0.33%	1.17%	1.51%
Fee income ratio	9.2%	10.2%	8.5%	10.8%	8.3%
Efficiency ratio	52.7%	54.1%	55.5%	54.9%	50.5%
Employees' compensation and benefits ($000's)	29,808	31,583	32,347	31,455	31,309

Broker-Dealer Segment:
Net revenue ($000's) (5)	149,190	132,624	99,382	113,128	121,466
Employees' compensation and benefits ($000's)	88,063	79,697	56,550	64,301	69,954
Variable compensation expense ($000's)	60,774	52,372	32,024	39,505	44,921
Compensation as a % of net revenue	59.0%	60.1%	56.9%	56.8%	57.6%
Pre-tax margin (6)	23.7%	21.0%	18.3%	21.4%	22.2%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	4,183,560	3,204,573	2,341,847	2,958,176	3,380,812
Refinancings	2,266,793	2,894,486	1,280,741	1,442,329	1,390,989
Total mortgage loan originations - volume	6,450,353	6,099,059	3,622,588	4,400,505	4,771,801
Mortgage loan sales - volume ($000's)	6,521,773	5,934,914	3,486,249	4,226,425	4,316,118
Net gains from mortgage loan sales (basis points):
As reported	440	368	325	304	335
Impact of sales to banking segment	(1)	(1)	(13)	(8)	(1)
Mortgage servicing rights asset ($000's) (7)	127,712	81,263	30,299	55,504	51,297
Employees' compensation and benefits ($000's)	161,738	160,824	100,328	109,753	123,890
Variable compensation expense ($000's)	116,275	113,826	58,280	67,224	81,287

(1)	Ratios and financial data presented on a consolidated basis and includes discontinued operations and those assets and liabilities classified as held for sale.
(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.3 million, $0.3 million, $0.3 million, $0.1 million, and $0.1 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.2 million, $0.1 million, and $0.1 million, respectively, for the periods presented.

(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(6)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2020	2020	2020	2019	2019
Tier 1 capital (to average assets):
PlainsCapital	10.19%	10.37%	12.06%	11.61%	11.79%
Hilltop	13.03%	12.60%	13.03%	12.71%	12.67%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.64%	14.03%	13.33%	13.45%	13.25%
Hilltop	19.85%	18.46%	15.96%	16.70%	16.15%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.64%	14.03%	13.33%	13.45%	13.25%
Hilltop	20.46%	19.06%	16.38%	17.13%	16.58%
Total capital (to risk-weighted assets):
PlainsCapital	15.49%	14.88%	14.26%	14.13%	13.87%
Hilltop	23.22%	21.82%	17.00%	17.55%	16.95%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Performing Assets Portfolio Data	2020	2020	2020	2019	2019
Loans accounted for on a non-accrual basis ($000's) (1):
Commercial real estate	14,079	13,743	23,352	7,308	8,727
Commercial and industrial	38,708	32,259	47,121	15,262	13,313
Construction and land development	528	1,404	1,402	1,316	1,358
1-4 family residential	28,707	20,552	15,237	12,204	12,103
Consumer	53	308	310	26	30
Broker-dealer	—	—	—	—	—
	82,075	68,266	87,422	36,116	35,531

Non-performing loans as a % of total loans	0.78%	0.65%	0.89%	0.38%	0.38%

Other real estate owned ($000's)	25,387	26,602	15,429	18,202	18,738

Other repossessed assets ($000's)	239	315	315	—	—

Non-performing assets ($000's)	107,701	95,183	103,166	54,318	54,269

Non-performing assets as a % of total assets	0.64%	0.56%	0.66%	0.36%	0.37%

Loans past due 90 days or more and still accruing ($000's)	187,105	124,682	101,300	102,707	81,678

Troubled debt restructurings included in accruing loans held for investment ($000's)	1,919	2,025	2,286	2,173	2,222

(1)	Loans accounted for on a non-accrual basis do not include COVID-19 related loan modifications. The Bank’s COVID-19 payment deferral programs allow for a deferral of principal and/or interest payments with such deferred principal payments due and payable on maturity date of the existing loan. During the third quarter of 2020, the Bank’s actions included approval of COVID-19 related loan modifications, resulting in active loan modificaitons of approximately $291 million as of September 30, 2020, down from approximately $968 million as of June 30, 2020. The extent to which these measures will impact the Bank is uncertain, and any progression of loans, whether receiving COVID-19 payment deferrals or not, into non-accrual status, during future periods is uncertain and will depend on future developments that cannot be predicted.

	Three Months Ended September 30,
	2020			2019
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$2,530,805	$20,108	3.18%	$1,754,975	$18,178	4.14%
Loans held for investment, gross (2)	7,730,711	84,847	4.32%	7,167,169	101,402	5.57%
Investment securities - taxable	1,974,911	11,017	2.23%	1,815,454	15,733	3.47%
Investment securities - non-taxable (3)	243,716	2,011	3.30%	240,595	1,694	2.82%
Federal funds sold and securities purchased under agreements to resell	154,588	10	0.03%	50,522	251	1.97%
Interest-bearing deposits in other financial institutions	1,794,652	626	0.14%	330,968	1,928	2.31%
Securities borrowed	1,297,112	10,705	3.23%	1,565,608	21,010	5.25%
Other	49,701	823	6.59%	83,379	1,862	8.89%
Interest-earning assets, gross (3)	15,776,196	130,147	3.26%	13,008,670	162,058	4.92%
Allowance for credit losses	(156,071)			(55,710)
Interest-earning assets, net	15,620,125			12,952,960
Noninterest-earning assets	1,493,194			1,389,963
Total assets	$17,113,319			$14,342,923

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,868,100	$10,700	0.54%	$5,943,901	$18,887	1.26%
Securities loaned	1,193,497	8,729	2.91%	1,448,345	17,889	4.90%
Notes payable and other borrowings	1,259,559	8,500	2.69%	1,605,598	11,968	2.94%
Total interest-bearing liabilities	10,321,156	27,929	1.08%	8,997,844	48,744	2.15%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,508,282			2,680,729
Other liabilities	903,571			611,337
Total liabilities	14,733,009			12,289,910
Stockholders’ equity	2,350,900			2,029,511
Noncontrolling interest	29,410			23,502
Total liabilities and stockholders' equity	$17,113,319			$14,342,923

Net interest income (3)		$102,218			$113,314
Net interest spread (3)			2.18%			2.77%
Net interest margin (3)			2.57%			3.46%

(1)	Information presented on a consolidated basis and includes discontinued operations and those assets and liabilities classified as held for sale.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rates for the periods presented. The adjustment to interest income was $0.3 million and $0.1 million for the three months ended September 30, 2020 and 2019, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, October 23, 2020. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review third quarter 2020 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At September 30, 2020, Hilltop employed approximately 4,800 people and operated approximately 430 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (ii) the COVID-19 pandemic and the response of governmental authorities to the pandemic, which have caused and are causing significant harm to the global economy and our business; (iii) the credit risks of lending activities, including our ability to estimate credit losses, as well as the effects of, and trends in, loan delinquencies and write-offs; (iv) risks of participation as a lender in the PPP; (v) changes in the interest rate environment and transitions away from London Interbank Offered Rate; and (vi) risks associated with concentration in real estate related loans. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.